Exhibit 15
Telvent Announces Dividend Payment
March 26, 2009 — Telvent GIT, S.A. (NASDAQ: TLVT), today announced that a cash dividend of €0.36 per share recommended by the board of directors was approved at the Ordinary Shareholders Meeting, held on March 26, 2009. The dividend, less applicable Spanish withholding taxes, is payable to shareholders of record on April 28, 2009, and will be payable in U.S. dollars on May 12, 2009, at the official exchange rate set by the Spanish “Boletín Oficial del Estado” for March 26, 2009.
About Telvent
Telvent (NASDAQ: TLVT) is a unique global company listed on the NASDAQ Stock Exchange and a component of the CleanTech IndexTM — the first, and only stock market index of leading clean technology (“cleantech”) companies.
Telvent, the IT Company for a sustainable and secure world, specializes in high-value-added products, services and integrated solutions in the Energy, Transportation, Environmental and Agriculture industry segments, as well as Global Services. Its innovative technology and proven experience help ensure secure and efficient management of the operating and business processes of the world’s leading companies. (www.telvent.com)
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are proceeded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Telvent’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Telvent’s Annual Report on Form 20-F for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 18, 2008.
Telvent does not intend, and does not assume any obligation, to update or revise the forward-looking statements in this press release after the date it is issued. In light of the risks and uncertainties described above, and the potential for variation of actual results from the assumptions on which certain of such forward-looking statements are based, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this press release may not occur, and that actual results may vary materially from those described herein, including those described as anticipated, expected, targeted, projected or otherwise.
Investor Relations Contact:
Barbara Zubiria
Tel. +34 902 335599
Email:ir@telvent.com
Lucia Domville
Tel. +1 646 284 9416
Email: ldomville@hfgcg.com
Communications Contact:
Patricia Malo de Molina
Tel. +34 954 937111
Email: comunicacion@telvent.com